Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS
Luxembourg, March 3, 2022 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2021.
“Altisource demonstrated resiliency during 2021, a year defined by challenges from the pandemic and related borrower relief programs that significantly impacted our revenue and Adjusted earnings. We strengthened our balance sheet with the fourth quarter sale of Pointillist. We ended 2021 with $98.1 million in cash and $149.1 million of net debt representing a 68% increase in cash and a 21% reduction in net debt compared to 2020,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We believe we are poised to return to revenue growth in 2022 with quarterly year-over-year revenue forecasted to grow over the same period in 2021 beginning with the third quarter. The growth reflects the anticipated tailwinds in our Default business from the recent termination of the temporary pandemic related borrower relief programs and launch of new solutions, customer wins, and greater product adoption in our Origination business. With the expected revenue growth and benefit of our prior cost reduction initiatives, we anticipate we will generate positive Adjusted EBITDA for the second half of 2022.”
2021 Highlights(1)
Corporate and Financial:
•Ended 2021 with $98.1 million of cash and cash equivalents, a 68% increase from December 31, 2020
•Ended 2021 with $149.1 million of net debt(2), a 21% decrease from December 31, 2020
•On December 1, 2021 Altisource sold all of its equity interest in Pointillist, Inc. (“Pointillist”). Altisource received approximately $106.0 million from the sale of its Pointillist equity and the collection of outstanding receivables, with $102.2 million received at closing, approximately $0.3 million deposited into the Working Capital Escrow and approximately $3.5 million deposited into the Indemnification Escrow. We recognized a pre-tax and after-tax gain of $88.9 million from the sale
•The Company reduced 2021 cash operating costs (excluding outside fees and services) by $49.3 million, representing a 25% reduction from 2020
•The Company announced on July 29, 2021 that it was evaluating ways to enhance shareholder value with the Origination business, including the potential for a divestiture, joint venture, third party investment in or other strategic transaction. Altisource recently concluded this process and, after exploring a range of alternatives, determined that it is in the best interests of the Company and its shareholders to retain and further invest in the business. The Company believes that the Origination business’s unique distribution engine and strong growth prospects will be a significant catalyst to create value for shareholders

Business Highlights:
•Hubzu referrals in 2021 were 30% higher than 2020, including a 62% increase in foreclosure referrals and a 6% decrease in REO referrals. As of December 31, 2021 Hubzu inventory was over 6,300 homes, representing a 27% increase compared to December 31, 2020, including a 67% increase in foreclosure inventory and a 5% decrease in REO inventory
•Service revenue from our Origination business grew by 11% in 2021 to $58.0 million compared to 2020 and Lenders One membership grew by 13% to 251 members over the same period
•The Company launched a tri-merge credit report solution and other related products required to manufacture a loan which include verification of employment, income and assets and undisclosed debt notification
•The Company launched the Lenders One Loan Automation technology (“LOLA”). LOLA is an internally developed technology solution designed to make it easier for Lenders One members to order and receive our solutions through a single point of entry and automate loan manufacturing processes to improve Lenders One members’ operational efficiency and reduce costs
•On May 5, 2021 Altisource entered into an agreement with Ocwen Financial Corporation (together with its subsidiaries, “Ocwen”) that extended the terms of certain services agreements from August 2025 through August 2030 and expanded the scope of solutions to include, among others, the opportunity for the Company to provide first and second chance foreclosure auctions on Federal Housing Administration (“FHA”) loans, field services on Ocwen’s FHA, Veterans Affairs and United States Department of Agriculture loans (collectively, “Government Loans”), and title services on FHA and Veterans Affairs loans, subject to a process to confirm Altisource’s ability to meet reasonable performance requirements
2021 Financial Results
Full Year 2021
•Service revenue of $170.6 million
•Earnings before income taxes and non-controlling interests of $15.3 million
•Adjusted pretax loss attributable to Altisource(2) of $(50.4) million
•Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(2) of $(31.6) million
•Net income attributable to Altisource of $11.8 million, or $0.74 per diluted share
•Adjusted net loss attributable to Altisource(2) of $(51.7) million, or $(3.22) per diluted share
Fourth Quarter 2021
•Service revenue of $36.9 million
•Earnings before income taxes and non-controlling interests of $72.3 million
•Adjusted pre-tax loss attributable to Altisource(2) of $(13.7) million
•Adjusted EBITDA(2) of $(8.8) million
•Net income attributable to Altisource of $70.6 million, or $4.40 per diluted share
•Adjusted net loss attributable to Altisource(2) of $(13.8) million, or $(0.86) per diluted share

Fourth Quarter and Full Year 2021 Results Compared to Fourth Quarter and Full Year 2020:

(in thousands, except per share data)	Fourth Quarter 2021	Fourth Quarter 2020	% Change	Full Year 2021	Full Year 2020	% Change
Service revenue	$36,941	$57,743	(36)	$170,613	$347,313	(51)
Income (loss) from operations	76,127	(15,630)	N/M	28,968	(44,355)	165
Adjusted operating loss(2)	(9,358)	(10,096)	7	(35,480)	(2,707)	N/M
Income (loss) before income taxes and non-controlling interests	72,325	(3,695)	N/M	15,285	(57,706)	126
Pretax income (loss) attributable to Altisource(2)	71,933	(3,894)	N/M	15,044	(58,547)	126
Adjusted pretax loss attributable to Altisource(2)	(13,733)	(15,032)	9	(50,448)	(22,036)	(129)
Adjusted EBITDA(2)	(8,829)	(7,278)	(21)	(31,622)	10,243	(409)
Net income (loss) attributable to Altisource	70,558	(7,208)	N/M	11,812	(67,156)	118
Adjusted net loss attributable to Altisource(2)	(13,752)	(17,197)	20	(51,651)	(29,121)	(77)
Diluted earnings (loss) per share	4.40	(0.46)	N/M	0.74	(4.31)	117
Adjusted diluted loss per share(2)	(0.86)	(1.10)	22	(3.22)	(1.87)	(72)
Cash flows used in operating activities	(19,272)	(8,324)	(132)	(60,405)	(22,401)	(170)
Cash flows used in operating activities less additions to premises and equipment(2)	(19,526)	(8,527)	(129)	(61,784)	(25,106)	(146)
N/M — not meaningful.
•Fourth quarter and full year 2021 income (loss) from operations include:
◦Losses from our earlier stage businesses of $1.5 million and $8.6 million, respectively, compared to $1.9 million and $9.1 million for the fourth quarter and full year 2020, respectively.
◦Expenses related to cost savings initiatives and other of $0.4 million and $3.6 million, respectively, compared $0.7 million for the full year 2020 (no comparable amount for the fourth quarter of 2020).
◦Gain on sale of the Pointillist business of $88.9 million (no comparable amounts in 2020).
◦Restructuring charges related to Project Catalyst of $0 in 2021 and $1.1 million and $12.0 million for the fourth quarter and full year 2020, respectively .
◦Sales tax accruals, net of $0 in 2021 and $(2.1) million and $(2.7) million for the fourth quarter and full year 2020, respectively.
•Fourth quarter and full year 2020 pretax income (loss) attributable to Altisource(2) include unrealized mark-to-market gains on our equity investment in RESI of $16.4 million and $4.0 million, respectively (no comparable amounts in 2021).
•Fourth quarter and full year 2021 net income (loss) attributable to Altisource includes $1.4 million and $2.7 million of expense, respectively, ($0.7 million and $3.1 million for the fourth quarter and full year 2020, respectively) for certain income tax items related to adjustments to foreign income tax reserves, the impact of a decrease in the India income tax rates on deferred tax assets and withholding tax on a dividend from the Company’s India subsidiary to its parent.
________________________
(1)Applies to 2021 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the

Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 8:30 a.m. EST today to discuss our fourth quarter and full year 2021 results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Service revenue	$36,941	$57,743	$170,613	$347,313
Reimbursable expenses	1,190	1,790	6,555	16,285
Non-controlling interests	573	433	1,285	1,949
Total revenue	38,704	59,966	178,453	365,547
Cost of revenue	35,314	53,625	164,811	288,909
Reimbursable expenses	1,190	1,790	6,555	16,285
Gross profit	2,200	4,551	7,087	60,353
Operating (income) expense:
Selling, general and administrative expenses	15,003	19,130	67,049	92,736
Gain on sale of business	(88,930)	—	(88,930)	—
Restructuring charges	—	1,051	—	11,972
Income (loss) from operations	76,127	(15,630)	28,968	(44,355)
Other income (expense), net:
Interest expense	(3,875)	(4,465)	(14,547)	(17,730)
Unrealized gain on investment in equity securities	—	16,437	—	4,004
Other income (expense), net	73	(37)	864	375
Total other income (expense), net	(3,802)	11,935	(13,683)	(13,351)

Income (loss) before income taxes and non-controlling interests	72,325	(3,695)	15,285	(57,706)
Income tax benefit (provision)	(1,375)	(3,314)	(3,232)	(8,609)

Net income (loss)	70,950	(7,009)	12,053	(66,315)
Net income attributable to non-controlling interests	(392)	(199)	(241)	(841)

Net income (loss) attributable to Altisource	$70,558	$(7,208)	$11,812	$(67,156)

Earnings (loss) per share:
Basic	$4.45	$(0.46)	$0.75	$(4.31)
Diluted	$4.40	$(0.46)	$0.74	$(4.31)

Weighted average shares outstanding:
Basic	15,839	15,657	15,839	15,598
Diluted	16,043	15,657	16,063	15,598

Comprehensive income (loss):

Comprehensive income (loss), net of tax	70,950	(7,009)	12,053	(66,315)
Comprehensive income attributable to non-controlling interests	(392)	(199)	(241)	(841)

Comprehensive income (loss) attributable to Altisource	$70,558	$(7,208)	$11,812	$(67,156)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$98,132	$58,263
Accounts receivable, net	18,008	22,413
Prepaid expenses and other current assets	21,864	19,479
Total current assets	138,004	100,155

Premises and equipment, net	6,873	11,894
Right-of-use assets under operating leases	7,594	18,213
Goodwill	55,960	73,849
Intangible assets, net	36,859	46,326
Deferred tax assets, net	6,386	5,398
Other assets	6,132	9,850

Total assets	$257,808	$265,685

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$46,535	$56,779
Deferred revenue	4,342	5,461
Other current liabilities	3,870	9,305
Total current liabilities	54,747	71,545

Long-term debt	243,637	242,656
Deferred tax liabilities, net	9,028	8,801
Other non-current liabilities	19,266	25,239

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,911 outstanding as of December 31, 2021; 15,664 outstanding as of December 31, 2020)	25,413	25,413
Additional paid-in capital	144,298	141,473
Retained earnings	186,592	190,383
Treasury stock, at cost (9,502 shares as of December 31, 2021 and 9,749 shares as of December 31, 2020)	(426,445)	(441,034)
Altisource deficit	(70,142)	(83,765)

Non-controlling interests	1,272	1,209
Total deficit	(68,870)	(82,556)

Total liabilities and deficit	$257,808	$265,685

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$12,053	$(66,315)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,592	14,890
Amortization of right-of-use assets under operating leases	7,935	10,245
Amortization of intangible assets	9,467	14,720
Unrealized gain on investment in equity securities	—	(4,004)
Share-based compensation expense	2,825	7,804
Bad debt expense	1,354	2,229
Amortization of debt discount	665	666
Amortization of debt issuance costs	847	730
Deferred income taxes	(705)	5,033
Loss on disposal of fixed assets	47	461
Gain on sale of businesses	(88,930)	—
Other non-cash items	137	—
Changes in operating assets and liabilities:
Accounts receivable	2,963	14,973
Prepaid expenses and other current assets	1,146	(4,140)
Other assets	902	947
Accounts payable and accrued expenses	(8,442)	(10,338)
Current and non-current operating lease liabilities	(8,803)	(10,599)
Other current and non-current liabilities	1,542	297
Net cash used in operating activities	(60,405)	(22,401)

Cash flows from investing activities:
Additions to premises and equipment	(1,379)	(2,705)
Proceeds received from sale of equity securities	—	46,622
Proceeds from the sale of businesses	104,141	3,307
Net cash provided by investing activities	102,762	47,224

Cash flows from financing activities:
Proceeds from revolving credit facility	20,000	—
Repayments of long-term debt and revolving credit facility	(20,000)	(46,622)
Debt issuance costs	(531)	—
Proceeds from convertible debt payable to related parties	1,200	—
Distributions to non-controlling interests	(1,959)	(1,101)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,014)	(1,587)
Net cash used in financing activities	(2,304)	(49,310)

Net increase (decrease) in cash, cash equivalents and restricted cash	40,053	(24,487)
Cash, cash equivalents and restricted cash at the beginning of the period	62,096	86,583

Cash, cash equivalents and restricted cash at the end of the period	$102,149	$62,096

Supplemental cash flow information:
Interest paid	$12,532	$15,697
Income taxes paid, net	2,455	2,061
Acquisition of right-of-use assets with operating lease liabilities	7,318	1,075
Reduction of right-of-use assets from operating lease modifications or reassessments	(6,119)	(1,691)

Non-cash investing and financing activities:
Net (decrease) increase in payables for purchases of premises and equipment	(116)	139

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating loss, pretax income (loss) attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted net loss attributable to Altisource, adjusted diluted loss per share, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), cash flows from operating activities less additions to premises and equipment and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) from operations, income (loss) before income taxes and non-controlling interests, net income (loss) attributable to Altisource, diluted earnings (loss) per share, cash flows used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents and equity securities. We deduct investment in equity securities from debt in arriving at this measure because our Senior Secured Term Loan requires the Company to use any proceeds from the sale of equity securities to repay the Senior Secured Term Loan. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2021 and 2020, the Company has an effective tax rate of close to 0% in Luxembourg.
Following the 2019 creation of Pointillist as a separate legal entity, Altisource had no ongoing obligation to fund Pointillist, Pointillist was positioned to and focused on raising third-party capital and Pointillist was an unrestricted subsidiary under our Senior Secured Term Loan. Additionally, Pointillist was not part of Altisource’s core, normal, recurring business. For these reasons, in 2020 we began adding back the losses of Pointillist in calculating adjusted net loss attributable to Altisource, adjusted diluted loss per share, and Adjusted EBITDA.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating loss is calculated by removing intangible asset amortization expense, share-based compensation expense, Pointillist losses, gain on sale of business, cost of cost savings initiatives and other, restructuring charges, and sales tax net accrual (reimbursement) from income (loss) from operations. Pretax income (loss) attributable to Altisource is calculated by removing non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, Pointillist losses, gain on sale of business, cost of cost savings initiatives and other, unrealized gain on investment in equity securities, restructuring charges, and sales tax net accrual (reimbursement) from income (loss) before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, Pointillist losses, gain on sale of business, cost of cost savings initiatives and other, unrealized gain on investment in equity securities, restructuring charges, and sales tax (reimbursement) from net income (loss) attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), Pointillist losses (net of tax), gain on sale of business (net of tax), cost of cost savings initiatives and other (net of tax), unrealized gain on investment in equity securities (net of tax), restructuring charges (net of tax), sales tax net accrual (reimbursement) (net of tax) and certain income tax related items, net from net income (loss) attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net income (loss) attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), Pointillist losses (net of tax), gain on sale of business (net of tax), cost of cost savings initiatives and other (net of tax), unrealized gain on investment in equity securities (net of tax), restructuring charges (net of tax), sales tax net (reimbursement) (net of tax) and certain income tax related items by the weighted average number of diluted shares. Cash flows from operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from cash flows from operating activities. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Income (loss) from operations	$76,127	$(15,630)	$28,968	$(44,355)

Intangible asset amortization expense	1,284	3,376	9,467	14,720
Share-based compensation expense	315	1,248	2,825	7,804
Pointillist losses	1,496	1,918	8,612	9,132
Gain on sale of business	(88,930)	—	(88,930)	—
Cost of cost savings initiatives and other	350	—	3,578	697
Restructuring charges	—	1,051	—	11,972
Sales tax net accrual (reimbursement)	—	(2,059)	—	(2,677)

Adjusted operating loss	$(9,358)	$(10,096)	$(35,480)	$(2,707)

Income (loss) before income taxes and non-controlling interest	$72,325	$(3,695)	$15,285	$(57,706)

Non-controlling interest	(392)	(199)	(241)	(841)
Pretax income (loss) attributable to Altisource	71,933	(3,894)	15,044	(58,547)
Intangible asset amortization expense	1,284	3,376	9,467	14,720
Share-based compensation expense	315	1,248	2,825	7,804
Pointillist losses	1,315	1,683	7,568	7,999
Gain on sale of business	(88,930)	—	(88,930)	—
Cost of cost savings initiatives and other	350	—	3,578	697
Unrealized gain on investment in equity securities	—	(16,437)	—	(4,004)
Restructuring charges	—	1,051	—	11,972
Sales tax net accrual (reimbursement)	—	(2,059)	—	(2,677)

Adjusted pretax loss attributable to Altisource	$(13,733)	$(15,032)	$(50,448)	$(22,036)

Net income (loss) attributable to Altisource	$70,558	$(7,208)	$11,812	$(67,156)

Income tax provision	1,375	3,314	3,232	8,609
Interest expense (net of interest income)	3,859	4,456	14,559	17,616
Depreciation and amortization	1,113	3,369	4,592	14,890
Intangible asset amortization expense	1,284	3,376	9,467	14,720
Share-based compensation expense	315	1,248	2,825	7,804
Pointillist losses	1,247	1,612	7,243	7,772
Gain on sale of business	(88,930)	—	(88,930)	—
Cost of cost savings initiatives and other	350	—	3,578	697
Unrealized gain on investment in equity securities	—	(16,437)	—	(4,004)
Restructuring charges	—	1,051	—	11,972
Sales tax net accrual (reimbursement)	—	(2,059)	—	(2,677)

Adjusted EBITDA	$(8,829)	$(7,278)	$(31,622)	$10,243

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Net income (loss) attributable to Altisource	$70,558	$(7,208)	$11,812	$(67,156)

Intangible asset amortization expense, net of tax	1,282	3,372	9,454	14,650
Share-based compensation expense, net of tax	238	1,047	2,522	6,939
Pointillist losses, net of tax	1,315	2,598	7,568	8,914
Gain on sale of business, net of tax	(88,930)	—	(88,930)	—
Cost of cost savings initiatives and other, net of tax	351	—	3,183	565
Unrealized gain on investment in equity securities, net of tax	—	(16,437)	—	(4,004)
Restructuring charges, net of tax	—	820	—	10,586
Sales tax net accrual (reimbursement), net of tax	—	(2,059)	—	(2,677)
Certain income tax related items, net	1,434	670	2,740	3,062

Adjusted net loss attributable to Altisource	$(13,752)	$(17,197)	$(51,651)	$(29,121)

Diluted earnings (loss) per share	$4.40	$(0.46)	$0.74	$(4.31)

Intangible asset amortization expense, net of tax, per diluted share	0.08	0.22	0.59	0.94
Share-based compensation expense, net of tax, per diluted share	0.01	0.07	0.16	0.44
Pointillist losses, net of tax, per diluted share	0.08	0.17	0.47	0.57
Gain on sale of business, net of tax, per diluted share	(5.54)	—	(5.54)	—
Cost of cost savings initiatives and other, net of tax, per diluted share	0.02	—	0.20	0.04
Unrealized gain on investment in equity securities, net of tax, per diluted share	—	(1.05)	—	(0.26)
Restructuring charges, net of tax, per diluted share	—	0.05	—	0.68
Sales tax net accrual (reimbursement) net of tax, per diluted share	—	(0.13)	—	(0.17)
Certain income tax related items, net, per diluted share	0.09	0.04	0.17	0.20

Adjusted diluted loss per share	$(0.86)	$(1.10)	$(3.22)	$(1.87)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,284	$3,376	$9,467	$14,720
Tax benefit from intangible asset amortization	(2)	(4)	(13)	(70)
Intangible asset amortization expense, net of tax	1,282	3,372	9,454	14,650
Diluted share count	16,043	15,657	16,063	15,598

Intangible asset amortization expense, net of tax, per diluted share	$0.08	$0.22	$0.59	$0.94

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$315	$1,248	$2,825	$7,804
Tax benefit from share-based compensation expense	(77)	(201)	(303)	(865)
Share-based compensation expense, net of tax	238	1,047	2,522	6,939
Diluted share count	16,043	15,657	16,063	15,598

Share-based compensation expense, net of tax, per diluted share	$0.01	$0.07	$0.16	$0.44

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$1,315	$1,683	$7,568	$7,999
Tax provision from Pointillist losses	—	915	—	915
Pointillist losses, net of tax	1,315	2,598	7,568	8,914
Diluted share count	16,043	15,657	16,063	15,598

Pointillist losses, net of tax, per diluted share	$0.08	$0.17	$0.47	$0.57

Calculation of the impact of gain on sale of business, net of tax
Gain on sale of business	$(88,930)	$—	$(88,930)	$—
Tax provision from gain on sale of business	—	—	—	—
Gain on sale of business, net of tax	(88,930)	—	(88,930)	—
Diluted share count	16,043	15,657	16,063	15,598

Gain on sale of business, net of tax, per diluted share	$(5.54)	$—	$(5.54)	$—

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$350	$—	$3,578	$697
Tax benefit from cost of cost savings initiatives and other	1	—	(395)	(132)
Cost of cost savings initiatives and other, net of tax	351	—	3,183	565
Diluted share count	16,043	15,657	16,063	15,598

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.02	$—	$0.20	$0.04

Calculation of the impact of the unrealized gain on investment in equity securities, net of tax
Unrealized gain on investment in equity securities	$—	$(16,437)	$—	$(4,004)
Unrealized gain on investment in equity securities, net of tax	—	(16,437)	—	(4,004)
Diluted share count	16,043	15,657	16,063	15,598

Unrealized gain on investment in equity securities, net of tax, per diluted share	$—	$(1.05)	$—	$(0.26)

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$—	$1,051	$—	$11,972
Tax benefit from restructuring charges	—	(231)	—	(1,386)
Restructuring charges, net of tax	—	820	—	10,586
Diluted share count	16,043	15,657	16,063	15,598

Restructuring charges, net of tax, per diluted share	$—	$0.05	$—	$0.68

Calculation of the impact of sales tax net accrual (reimbursement), net of tax
Sales tax net accrual (reimbursement)	$—	$(2,059)	$—	$(2,677)
Sales tax net accrual (reimbursement), net of tax	—	(2,059)	—	(2,677)
Diluted share count	16,043	15,657	16,063	15,598

Sales tax net accrual (reimbursement) net of tax, per diluted share	$—	$(0.13)	$—	$(0.17)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Certain income tax related items resulting from:
Income tax rate changes	1,434	—	2,740	1,384
Foreign income tax reserves	—	670	—	1,678
Certain income tax related items, net	1,434	670	2,740	3,062
Diluted share count	16,043	15,657	16,063	15,598

Certain income tax related items, net, per diluted share	$0.09	$0.04	$0.17	$0.20

Cash flows used in operating activities	$(19,272)	$(8,324)	$(60,405)	$(22,401)
Less: additions to premises and equipment	(254)	(203)	(1,379)	(2,705)

Cash flows from operating activities less additions to premises and equipment	$(19,526)	$(8,527)	$(61,784)	$(25,106)

	December 31, 2021	December 31, 2020
Senior secured term loan	$247,204	$247,204
Less: Cash and cash equivalents	(98,132)	(58,263)

Net debt	$149,072	$188,941
Note: Amounts may not add to the total due to rounding.